Exhibit 32.2

ISONICS CORPORATION

Certification pursuant to 18 U.S.C. §1350

Principal Financial Officer

                To my knowledge: the quarterly report on Form 10-Q for the period ended January 31, 2008, containing financial statements for the period then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Isonics Corporation for the periods presented.

March 13, 2008

/s/ Gregory A. Meadows
Gregory A. Meadows, Chief Financial Officer and
Principal Financial Officer